Exhibit 99.1


            McDermott Reports Fourth Quarter 2006 Results;
      Net Income of $141 Million, $1.23 per Fully Diluted Share

         Strong Project Execution Leads to Record 2006 Results

    HOUSTON--(BUSINESS WIRE)--March 1, 2007--McDermott International, Inc. (NYSE:MDR) ("McDermott" or the "Company") today reported net income of $141.0 million, or $1.23 per diluted share, for the 2006 fourth quarter, compared to net income of $36.1 million, or $0.32 per diluted share, for the corresponding period in 2005. Weighted average common shares outstanding on a fully diluted basis were approximately
114.4 million and 112.3 million for the quarters ended December 31, 2006 and December 31, 2005, respectively. For 2005, the Company's common shares outstanding and earnings per share are adjusted to reflect the 3-for-2 stock split effected in May 2006.

    McDermott's revenues in the fourth quarter of 2006 were $1,308.0 million, compared to $395.9 million in the corresponding period in 2005. Operating income was $86.3 million in the 2006 fourth quarter, compared to $56.2 million in the 2005 fourth quarter. The increase in revenues and operating income is primarily attributable to the reconsolidation of The Babcock & Wilcox Company's ("B&W") financial results beginning in March 2006. In addition, operating income of the Offshore Oil & Gas Construction segment increased by over 30 percent compared to its fourth quarter of 2005.

    During the fourth quarter of 2006, McDermott recorded the recognition of a $94.1 million tax benefit partially offset by certain other items. To assist investors in their analysis of McDermott's quarterly performance, the Company calculated non-GAAP earnings excluding these items. Accordingly, in the fourth quarter of 2006, the Company's non-GAAP operating income was $113.3 million, non-GAAP net income was $83.8 million, and non-GAAP earnings per diluted share were $0.73. Please see Appendix A for the reconciliation of these non-GAAP amounts to McDermott's GAAP results.

    "The fourth quarter completed a highly successful year for McDermott," said Bruce W. Wilkinson, Chairman of the Board and Chief Executive Officer of McDermott. "For the 2006 year, the Company generated new records for backlog, revenue, and operating income, and despite the expected loss of a major project this week, the outlook for our markets continues to be strong in 2007."

    At December 31, 2006, McDermott's consolidated backlog was $7.6 billion, compared to $3.6 billion at December 31, 2005 which excluded B&W and $8.6 billion at September 30, 2006. Consolidated backlog at December 31, 2006 excludes the amounts associated with the TXU boiler and SCR contracts, which the Company believes will no longer be fully realized.

    RESULTS OF OPERATIONS

    2006 Fourth Quarter Compared to 2005 Fourth Quarter

    Offshore Oil & Gas Construction Segment ("J. Ray")

    Revenues in the Offshore Oil & Gas Construction segment were
$475.9 million in the 2006 fourth quarter, compared to $250.3 million for the same period a year ago. The year-over-year increase in revenues resulted primarily from increased activity in the Middle East and Asia Pacific regions.

    Segment income for the 2006 fourth quarter was $48.7 million, compared to $37.0 million in the 2005 fourth quarter. Major items contributing to operating income in the 2006 fourth quarter were projects in the Middle East, Asia Pacific and Caspian regions. During the fourth quarter of 2006, J. Ray mobilized a construction vessel to the Eastern Hemisphere from the Gulf of Mexico market and recognized a transportation expense of approximately $7 million.

    At December 31, 2006, J. Ray's backlog was $4.1 billion, compared to backlog of $1.8 billion and $4.0 billion at December 31, 2005 and September 30, 2006, respectively.

    Power Generation Systems Segment ("B&W")

    Revenues in the Power Generation Systems segment for the fourth quarter 2006 were $676.8 million. During 2005, B&W was deconsolidated and therefore there were no revenues reported for this segment during the fourth quarter of 2005.

    Segment income for the 2006 fourth quarter was $24.8 million, compared to $4.8 million in the 2005 fourth quarter. The increase in segment income was due to the reconsolidation of B&W beginning in the first quarter 2006. During the 2006 fourth quarter, the Company recorded a total of $27 million in expense related to the final settlement in the Citgo litigation, an estimated warranty claim on a dated project and the current-year loss penalty premium for casualty insurers related to the Citgo litigation. Excluding these items, B&W's non-GAAP operating income was $51.8 million. Please see Appendix A for the reconciliation of these non-GAAP amounts to McDermott's GAAP results.

    At December 31, 2006, B&W's backlog was $2.2 billion compared to $3.2 billion at September 30, 2006 and a deconsolidated backlog at December 31, 2005 of $2.1 billion. B&W's backlog at December 31, 2006 excludes the amounts associated with the TXU boiler and SCR contracts, which the Company believes will no longer be fully realized.

    Government Operations Segment ("BWXT")

    Revenues in the Government Operations segment were $158.3 million in the 2006 fourth quarter, compared to $145.6 million for the same period a year ago. The increase was primarily due to higher volumes in the manufacture of nuclear components for certain U.S. Government programs, higher volumes of fuel production for research test reactors and increased fuel development for the Department of Energy for use in commercial reactors.

    Segment income for the 2006 fourth quarter was $19.9 million, compared to $26.3 million in the 2005 fourth quarter. The decrease was due to lower margins in the manufacture of nuclear components for certain U.S. Government programs and increased selling, general and administrative expenses related to business development in the United Kingdom, pension plans and Department of Energy specialty fuel development.

    At December 31, 2006, BWXT's backlog was $1.3 billion, compared to backlog of $1.8 billion and $1.4 billion at December 31, 2005 and September 30, 2006, respectively.

    Corporate

    Unallocated corporate expenses were $7.0 million in the 2006 fourth quarter, compared to $11.9 million in the 2005 fourth quarter. The decrease was primarily related to lower legal expenses as a result of the completion of the B&W Chapter 11 settlement.

    Other Income and Expense

    The Company's other expense for the fourth quarter of 2006 was $4.2 million, compared to $1.3 million in the fourth quarter of 2005. The year-over-year variance is due to a $4.7 million loss on early retirement of debt and $5.3 million IRS interest expense adjustment, partially offset by a $5.7 million improvement in net interest income/expense resulting from the retirement of $250 million of the Company's debt in June 2006 and increased cash balances.

    OTHER INFORMATION

    About the Company

    McDermott is an engineering and construction company, with specialty manufacturing and service capabilities, focused on energy infrastructure. McDermott's customers are predominantly utilities and other power generators, major and national oil companies, and the United States Government. With its global operations, McDermott operates in over 20 countries with more than 20,000 employees.

    Forward-Looking Statements and Non-GAAP Disclosure

    In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact the Company's actual results of operations. These forward-looking statements include statements about backlog, to the extent backlog may be viewed as an indicator of future revenues, and the strength of the outlook for the markets in which we operate. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including, but not limited to, risks that awards and contracts in backlog may not result in the expected revenues and risks that there are adverse changes in those markets. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott's annual and quarterly filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended December 31, 2006.

    In addition to disclosing results determined in accordance with GAAP, the Company also discloses non-GAAP operating results for the Company and B&W that exclude certain expenses related to litigation, related insurance and warranty expense and, for the Company, certain income related to a tax benefit. The Company is providing the non-GAAP measures to supplement the results provided in this press release in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. However, the Company believes the non-GAAP measures provide meaningful insight into the Company's ongoing operational performance and enable investors to perform meaningful comparisons with current and historical operating results. The Company expects to use these non-GAAP measures internally to evaluate the Company's and B&W's operations for such purposes as budget planning and performance goals. The Company also considers these non-GAAP measures to be an important supplemental measure of its and B&W's performance.

    Conference Call to Discuss 2006 Fourth Quarter Earnings Release

    Date: Friday, March 2, 2007, at 11:00 a.m. EST (10:00 a.m. CST)

    Live Webcast: Investor Relations section of Web site at www.mcdermott.com

    Replay: Available for two weeks in the investor relations section of www.mcdermott.com

                    McDERMOTT INTERNATIONAL, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                      Three Months Ended        Twelve Months Ended
                         December 31,              December 31,
                      2006         2005         2006         2005
                   ------------ ------------ ------------ ------------
                          (Unaudited)
                        (In thousands, except per share amounts)

Revenues            $1,308,044     $395,894   $4,120,141   $1,839,740
----------------------------------------------------------------------
Costs and Expenses:
  Cost of
   operations        1,118,329      289,634    3,366,921    1,443,817
  Gain on
   settlements and
   curtailments of
   pension plans             -       (1,390)           -       (1,390)
  (Gain) Loss on
   asset disposals
   and impairments
   - net                    93          (53)      15,042       (6,554)
  Selling, general
   and
   administrative
   expenses            115,598       65,828      388,524      220,380
----------------------------------------------------------------------
                     1,234,020      354,019    3,770,487    1,656,253
----------------------------------------------------------------------

Equity in Income
 from Investees         12,231       14,301       37,428       40,523
----------------------------------------------------------------------

Operating Income        86,255       56,176      387,082      224,010
----------------------------------------------------------------------
Other Income
 (Expense):
  Interest income       16,916        7,251       53,562       21,046
  Interest expense      (7,945)      (4,036)     (30,348)     (31,820)
  IRS interest
   expense
   adjustment           (5,292)           -        5,719            -
  Minority interest       (504)        (189)      (1,023)        (679)
  B&W Settlement
   adjustment                -            -            -       (5,887)
  Loss on early
   retirement debt      (4,692)           -      (53,708)           -
  Other-net             (2,638)      (4,334)     (12,727)          30
----------------------------------------------------------------------
                        (4,155)      (1,308)     (38,525)     (17,310)
----------------------------------------------------------------------
Income from
 Continuing
 Operations before
 Provision for
 (benefit from)
 Income Taxes           82,100       54,868      348,557      206,700
Provision for
 (benefit from)
 Income Taxes          (58,907)      17,998       19,152        8,827
----------------------------------------------------------------------
Income from
 Continuing
 Operations            141,007       36,870      329,405      197,873
Income (Loss) from
 Discontinued
 Operations                  -         (748)      12,894          104
----------------------------------------------------------------------

Net Income            $141,007      $36,122     $342,299     $197,977
----------------------------------------------------------------------
Earnings (Loss) per
 share:
   Basic:
    Income from
     Continuing
     Operations          $1.28        $0.35        $3.02        $1.93
    Income (loss)
     from
     Discontinued
     Operations          $0.00       $(0.01)       $0.12        $0.00
    Net Income           $1.28        $0.34        $3.14        $1.93
   Diluted:
    Income from
     Continuing
     Operations
     before              $1.23        $0.33        $2.90        $1.81
    Income (loss)
     from
     Discontinued
     Operations          $0.00       $(0.01)       $0.11        $0.00
    Net Income           $1.23        $0.32        $3.01        $1.81
----------------------------------------------------------------------
Weighted Average
 Shares
   Basic           110,015,576  105,725,127  108,876,227  102,568,832
   Diluted         114,355,625  112,293,439  113,859,392  109,168,765
----------------------------------------------------------------------


                    McDERMOTT INTERNATIONAL, INC.
                     SELECTED SEGMENT INFORMATION

                         Three Months Ended      Twelve Months Ended
                            December 31,            December 31,
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------
                             (Unaudited)
                                       (In thousands)

REVENUES
  Offshore Oil and Gas
   Construction          $475,856    $250,339  $1,610,307  $1,238,870
  Government Operations   158,251     145,556     630,067     601,042
  Power Generation
   Systems                676,829           -   1,888,636           -
  Adjustments and
   Eliminations            (2,892)         (1)     (8,869)       (172)
----------------------------------------------------------------------
  TOTAL                $1,308,044    $395,894  $4,120,141  $1,839,740
----------------------------------------------------------------------

SEGMENT INCOME
  Offshore Oil and Gas
   Construction           $48,654     $36,978    $190,885    $159,023
  Government Operations    19,862      26,335     111,635      99,371
  Power Generation
   Systems                 24,761       4,789     114,511       5,556
----------------------------------------------------------------------
                           93,277      68,102     417,031     263,950
  Unallocated Corporate    (7,022)    (11,926)    (29,949)    (39,940)
----------------------------------------------------------------------
  OPERATING INCOME        $86,255     $56,176    $387,082    $224,010
----------------------------------------------------------------------

EQUITY IN INCOME (LOSS)
 FROM INVESTEES (1)
  Offshore Oil and Gas
   Construction             $(824)       $614     $(2,882)     $2,818
  Government Operations     8,805       8,674      27,768      31,258
  Power Generation
   Systems                  4,250       5,013      12,542       6,447
----------------------------------------------------------------------
  TOTAL                   $12,231     $14,301     $37,428     $40,523
----------------------------------------------------------------------

DEPRECIATION &
 AMORTIZATION (1)
  Offshore Oil and Gas
   Construction            $8,717      $8,418     $28,515     $28,727
  Government Operations     4,740       4,328      14,833      13,696
  Power Generation
   Systems                  4,896           -      16,342           -
  Corporate                   584         403       1,310       1,843
----------------------------------------------------------------------
  TOTAL                   $18,937     $13,149     $61,000     $44,266
----------------------------------------------------------------------

CAPITAL EXPENDITURES
  Offshore Oil and Gas
   Construction           $26,166     $16,451     $96,029     $37,411
  Government Operations     6,308      14,837      17,430      26,892
  Power Generation
   Systems                 11,650           -      29,635           -
  Corporate                   100          62       2,877         217
----------------------------------------------------------------------
  TOTAL                   $44,224     $31,350    $145,971     $64,520
----------------------------------------------------------------------

BACKLOG
  Offshore Oil and Gas
   Construction        $4,138,545  $1,781,917  $4,138,545  $1,781,917
  Power Generation
   Systems              2,225,149           -   2,225,149           -
  Government Operations 1,269,328   1,772,258   1,269,328   1,772,258
----------------------------------------------------------------------
  TOTAL                $7,633,022  $3,554,175  $7,633,022  $3,554,175
----------------------------------------------------------------------

(1) Included in Segment Income above


                    McDERMOTT INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                ASSETS
                                                   December 31,
                                                2006         2005
                                             ------------ ------------
                                                  (In thousands)
Current Assets:
  Cash and cash equivalents                     $600,843      $19,263
  Restricted cash and cash equivalents           106,674      152,086
  Investments                                    172,171      384,202
  Accounts receivable - trade, net               668,310      232,236
  Accounts receivable from The Babcock &
   Wilcox Company                                      -        3,778
  Accounts and notes receivable -
   unconsolidated affiliates                      29,825       52,867
  Accounts receivable - other                     57,548       32,982
  Contracts in progress                          230,146       73,732
  Inventories                                     77,769          319
  Deferred income taxes                          180,234       32,131
  Assets held for sale                                 -       10,886
  Other current assets                            16,958        8,147
----------------------------------------------------------------------

     Total Current Assets                      2,140,478    1,002,629
----------------------------------------------------------------------

Restricted Cash and Cash Equivalents                   -        2,886
----------------------------------------------------------------------

Property, Plant and Equipment
  Land                                            14,883       11,649
  Buildings                                      217,832      118,288
  Machinery and equipment                      1,197,053      918,927
  Property under construction                     95,419       48,563
----------------------------------------------------------------------
                                               1,525,187    1,097,427
  Less accumulated depreciation                1,011,693      779,694
----------------------------------------------------------------------

     Net Property, Plant and Equipment           513,494      317,733
----------------------------------------------------------------------

Investments                                      121,914      116,304
----------------------------------------------------------------------

Goodwill                                          89,226       12,926
----------------------------------------------------------------------

Deferred Income Taxes                            260,341       93,880
----------------------------------------------------------------------

Long-Term Income Tax Receivable                  299,786       12,689
----------------------------------------------------------------------

Other Assets                                     168,948      109,239
----------------------------------------------------------------------

  TOTAL                                       $3,594,187   $1,668,286
----------------------------------------------------------------------


                    McDERMOTT INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                    December 31,
                                                  2006        2005
                                               ----------- -----------
                                                   (In thousands)
Current Liabilities:
  Notes payable and current maturities of long-
   term debt                                     $257,492      $4,250
  Accounts payable                                407,094     110,970
  Accounts payable to The Babcock & Wilcox
   Company                                              -      11,429
  Accrued employee benefits                       246,182      81,196
  Accrued liabilities - other                     290,927     132,932
  Accrued contract cost                           110,992      56,566
  Advance billings on contracts                 1,116,118     314,467
  Liabilities held for sale                             -       7,182
  U.S. and foreign income taxes payable            50,776      49,696
----------------------------------------------------------------------

     Total Current Liabilities                  2,479,581     768,688
----------------------------------------------------------------------

Long-Term Debt                                     15,242     207,861
----------------------------------------------------------------------

Accumulated Postretirement Benefit Obligation     100,316      25,519
----------------------------------------------------------------------

Self-Insurance                                     84,704      60,989
----------------------------------------------------------------------

Pension Liability                                 372,504     311,319
----------------------------------------------------------------------

Accrued Cost of The Babcock & Wilcox Company
 Bankruptcy Settlement                                  -     117,990
----------------------------------------------------------------------

Deferred Babcock & Wilcox Company Pension Plan
 Spin-Off                                               -     150,136
----------------------------------------------------------------------

Other Liabilities                                 153,460     109,082
----------------------------------------------------------------------

Commitments and Contingencies

Stockholders' Equity (Deficit):
  Common stock, par value $1.00 per share,
   authorized 150,000,000 shares; issued
   113,897,309 and 110,786,883 at December 31,
   2006 and 2005, respectively                    113,897     110,787
  Capital in excess of par value                1,214,282   1,146,194
  Accumulated deficit                            (513,607)   (862,931)
  Treasury stock at cost, 3,162,709 and
   3,082,644 at December 31, 2006 and 2005,
   respectively                                   (60,581)    (56,496)
  Accumulated other comprehensive loss           (365,611)   (420,852)
----------------------------------------------------------------------

     Total Stockholders' Equity (Deficit)         388,380     (83,298)
----------------------------------------------------------------------

         TOTAL                                 $3,594,187  $1,668,286
----------------------------------------------------------------------


                    McDERMOTT INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              Year Ended December 31,
                                                 2006        2005
                                              ----------- ------------
                                                   (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                      $342,299     $197,977
  Depreciation and amortization                   61,000       44,266
  (Income) loss of investees, less dividends       1,644       (4,714)
  (Gain) loss on asset disposals and
   impairments - net                              15,042       (6,554)
  Gain on sale of businesses                     (13,786)           -
  Premium on early retirement of debt             37,438            -
  Provision for (benefit from) deferred taxes    179,467      (47,557)
  Estimated loss on The Babcock & Wilcox
   bankruptcy settlement                               -        5,887
  Excess tax benefits from FAS 123(R) stock-
   based compensation                            (20,113)           -
  Other                                           24,996       13,435
  Changes in assets and liabilities, net of
   effects from acquisitions and divestitures:
       Accounts receivable                       (49,858)       2,568
       Income taxes receivable                  (284,494)           -
       Accounts payable                           65,157      (46,664)
       Net contracts in progress and advance
        billings                                 330,996       96,010
       Income taxes                              123,385      (14,570)
       Accrued and other current liabilities      95,862      (52,935)
       Pension liability and accrued
        postretirement and employee benefits    (119,114)      46,803
       Payment for B&W Settlement               (605,000)           -
       Other, net                                 43,221       20,995
----------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES        228,142      254,947
----------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash
 equivalents                                      48,298       22,981
Purchases of property, plant and equipment      (132,704)     (67,595)
Purchases of available-for-sale securities    (1,518,756) (11,487,782)
Maturities of available-for-sale securities    1,502,136   10,987,746
Sales of available-for-sale securities           228,702       42,766
Proceeds from asset disposals                     21,712       17,223
Cash acquired from the reconsolidation of The
 Babcock & Wilcox Company                        164,200            -
Other                                             (3,193)      (6,095)
----------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) INVESTING
 ACTIVITIES                                      310,395     (490,756)
----------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of long-term debt                       250,000            -
Payment of long-term debt                       (238,615)     (66,984)
Payment of debt issuance costs                   (10,170)        (949)
Decrease in short-term borrowing                       -            -
Issuance of common stock                          19,647       60,951
Excess tax benefits from stock-based
 compensation                                     20,113            -
Other                                              2,718        2,779
----------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES                                       43,693       (4,203)
----------------------------------------------------------------------
EFFECTS OF EXCHANGE RATE CHANGES ON CASH            (650)         (44)
----------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                     581,580     (240,056)
----------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD                                           19,263      259,319
----------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD      $600,843      $19,263
----------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
Cash paid during the period for:
  Interest (net of amount capitalized)           $28,588      $37,720
  Income taxes (net of refunds)                  $63,357      $44,961
----------------------------------------------------------------------


                    McDERMOTT INTERNATIONAL, INC.
       SUPPLEMENTAL UNAUDITED PRO FORMA FINANCIAL INFORMATION

       Presentation of combined results of operations ASSUMING
 B&W had been reconsolidated with McDermott at the beginning of the respective periods presented


                     Three Months Ended        Twelve Months Ended
                        December 31,              December 31,
                     2006         2005         2006         2005
                 ------------- ------------ ------------ ------------
                 (Unaudited; In thousands, except per share amounts)

Revenues           $1,308,044     $817,788   $4,378,408   $3,347,820

Operating Income
 (Loss)               $86,255      $48,419     $388,760    $(191,462)

Net Income (Loss)    $141,007      $26,212     $344,091     $(64,794)

Diluted Earnings
 Per Share              $1.23        $0.23        $3.02       $(0.59)


                            APPENDIX "A"

                    McDERMOTT INTERNATIONAL, INC.
                       NON-GAAP EARNINGS TABLE
            For the Three Months Ended December 31, 2006
         (Unaudited; In thousands, except per share amounts)


                           GAAP     Adjustments   Note     Non-GAAP
                       ------------ ------------ ------- ------------

SEGMENT INCOME
  Offshore Oil and Gas
   Construction            $48,654                           $48,654
  Government
   Operations               19,862                            19,862
  Power Generation
   Systems                  24,761       27,012      (1)      51,773
---------------------------------------------------------------------
                            93,277       27,012              120,289
  Unallocated
   Corporate                (7,022)                           (7,022)
---------------------------------------------------------------------
  OPERATING INCOME         $86,255      $27,012             $113,267
---------------------------------------------------------------------

Other Income
 (Expense):
  Interest income           16,916                            16,916
  Interest expense          (7,945)                           (7,945)
  IRS interest expense
   adjustment               (5,292)       5,292                    -
  Minority interest           (504)                             (504)
  Loss on early
   retirement debt          (4,692)       4,692                    -
  Other-net                 (2,638)                           (2,638)
---------------------------------------------------------------------
                            (4,155)       9,984                5,829
---------------------------------------------------------------------
Income before
 Provision for Income
 Taxes                      82,100       36,996              119,096
Provision (Benefit)
 for Income Taxes          (58,907)      94,211      (2)      35,304
---------------------------------------------------------------------

Net Income                $141,007     $(57,215)             $83,792
---------------------------------------------------------------------
Earnings (Loss) per
 share:
  Basic EPS                  $1.28       $(0.52)               $0.76
  Diluted EPS                $1.23       $(0.50)               $0.73
---------------------------------------------------------------------
Weighted Average
 Shares
  Basic                110,015,576                       110,015,576
  Diluted              114,355,625                       114,355,625
---------------------------------------------------------------------

(1) Add back litigation, related insurance, and dated warranty expense

(2) Add back $94.1 million tax benefit less lost foreign tax credit plus tax associated with other adjustment items


    CONTACT: McDermott Investor Relations & Corporate Communications
             Vice President
             Jay Roueche, 281-870-5462
             jroueche@mcdermott.com
             or
             Manager
             Robby Bellamy, 281-870-5165
             rbellamy@mcdermott.com